Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of November __, 2017, and made effective as of January 1, 2017 (the “Effective Date”), between CurAegis Technologies, Inc., a New York corporation (the “Company”), and Richard A. Kaplan (“Executive”). All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Employment Agreement (as defined below).

RECITALS

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated as of October 4, 2010 (as amended by that certain Letter Amendment to Employment Agreement, made as of March 24, 2016, by and between the Company and the Executive, the “Employment Agreement”); and

WHEREAS, pursuant to Section 6.5 of the Employment Agreement, the Employment Agreement may be amended in writing by the Company and the Executive.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, agree as follows:

Section 1.     Amendment.

1.1     Section 3.5.   Section 3.5 of the Employment Agreement is hereby deleted in its entirety and replaced, effective as of the Effective Date, with the following:

“3.5  Expense Allowance Reimbursement and Auto Allowance. In addition to his Base Compensation, Executive shall receive an expense allowance of not less than $10,000 per annum, payable as spent. The Company shall promptly reimburse Executive for all reasonable and documented expenses incurred by Executive in connection with the performance of Executive’s duties hereunder in accordance with its regular reimbursement policies as in effect from time to time. The Company shall also pay Executive a monthly automobile allowance of $1,250.”

1.2      Except as otherwise specifically provided herein, all terms, provisions and conditions of the Employment Agreement remain in full force and effect. To the extent the terms, provisions or conditions of this Amendment and those of the Employment Agreement are in conflict, the terms, provisions or conditions of this Amendment shall supersede those of the Employment Agreement. This Amendment shall be attached to and become a part of the Employment Agreement, and from and after the date hereof, references to the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.

Section 2.     Miscellaneous.

2.1.      This Amendment contains the entire agreement and understanding among the parties hereto concerning the subject matter herein and supersedes all prior agreements, written or oral, concerning the subject matter herein and there are no oral understandings, statements or stipulations bearing upon the effect of this Amendment which have not been incorporated herein.

2.2      This Amendment may be executed simultaneously in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Purchasers executing a signature page hereto have executed this Amendment effective as of the Effective Date.

CURAEGIS TECHNOLOGIES, INC.
By: _____________________ Name: Kathleen A. Browne Title: Chief Financial Officer

EXECUTIVE:
_______________________________ Richard A. Kaplan

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